EXHIBIT 15.1

November 7, 2005

The Board of Directors and Stockholders of Rigel Pharmaceuticals, Inc.

We are aware of the incorporation by reference in the Registration

(1)	Form S-3 No. 333-119785, of Rigel Pharmaceuticals, Inc.
(2)	Form S-3 No. 333-112746, of Rigel Pharmaceuticals, Inc.
(3)	Form S-3 No. 333-111777, of Rigel Pharmaceuticals, Inc.
(4)	Form S-3 No. 333-106942, of Rigel Pharmaceuticals, Inc.
(5)	Form S-3 No. 333-105431, of Rigel Pharmaceuticals, Inc.
(6)	Form S-3 No. 333-87276 of Rigel Pharmaceuticals, Inc.
(7)	Form S-3 No. 333-74906 of Rigel Pharmaceuticals, Inc.
(8)	Form S-8 No. 333-125895, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Pharmaceuticals, Inc.
(9)	Form S-8 No. 333-111782, pertaining to the 2000 Equity Incentive Plan of Rigel Pharmaceuticals, Inc.
(10)	Form S-8 No. 333-107062, pertaining to the 2000 Employee Stock Purchase Plan of Rigel Pharmaceuticals, Inc.
(11)	Form S-8 No. 333-106532, pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Pharmaceuticals, Inc.
(12)	Form S-8 No. 333-51184 pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan and 2000 Non-Employee Directors’ Stock Option Plan of Rigel Pharmaceuticals, Inc.
(13)

Form S-8 No. 333-72492, pertaining to the 2001 Non-Officer Equity Incentive Plan of Rigel Pharmaceuticals, Inc., pertaining to the 2000 Equity Incentive Plan, 2000 Employee Stock Purchase Plan, 2000 Non-Employee Directors’ Stock Option Plan and 2001 Non-Officer Equity Incentive Plan of Rigel Pharmaceuticals, Inc., related to the sale of common shares, and in the related prospectuses, as applicable, contained in such Registration Statements of our report dated November 7, 2005, relating to the unaudited condensed interim financial statements of Rigel Pharmaceuticals, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2005.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statements prepared or certified by accountants within the meaning of section 7 or 11 of the Securities Act of 1933.

Very truly yours,

/s/Ernst & Young LLP